As filed with the Securities and Exchange Commission on February 27, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CONTEXTLOGIC INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	27-2930953 (IRS Employer Identification No.)

One Sansome Street, 33rd Floor

San Francisco, CA 94104

(415) 432-7323

(Address of Principal Executive Offices)

ContextLogic Inc. 2020 Equity Incentive Plan

ContextLogic Inc. 2020 Employee Stock Purchase Plan

(Full title of Plan)

Vivian Liu

Chief Financial Officer and Chief Operating Officer

ContextLogic Inc.

One Sansome Street, 33rd Floor

San Francisco, CA 94104

(Name and address of agent for service)

(415) 432-7323

(Telephone number, including area code, of agent for service)

Copies to:

Jeffrey R. Vetter Ryan J. Gunderson Heather N. Aune Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP One Bush Plaza, Suite 1200 San Francisco, CA 94104 (415) 978-9803	Devang S. Shah ContextLogic Inc. One Sansome Street, 33rd Floor San Francisco, CA 94104 (415) 432-7323

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer 
Non-accelerated filer 	Smaller reporting company 
Emerging growth company 

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. 

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8 under the 1933 Act, this Registration Statement is filed by ContextLogic Inc. (the “Registrant”) for the purpose of registering 34,746,271 additional shares of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”) under the 2020 Equity Incentive Plan and 6,949,254 additional shares of Class A Common Stock under the Registrant’s 2020 Employee Stock Purchase Plan pursuant to the provisions of such plans that provide for automatic annual increases in the number of shares reserved for issuance thereunder. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on December 16, 2020 and March 14, 2022 (File Nos. 333-251374 and 333-263538, respectively) to the extent not superseded hereby.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

ContextLogic Inc., or the Registrant, hereby incorporates by reference into this Registration Statement the following documents (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

(a)
the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on Ferbruary 27, 2023;
(b)
the Registrant’s Current Reports on Form 8-K filed with the SEC on January 13, 2023, January 31, 2023, and February 23, 2023;
(c)
the description of the Registrant’s common stock contained in the Company’s Description of Capital Stock, filed as Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on February 27, 2023;
(d)
the information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022 from the Registrant’s definitive proxy statement relating to the 2023 annual meeting of stockholders; and
(e)
all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

All other reports and documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. The Registrant is not, however, incorporating any documents or information that the Registrant is deemed to furnish and not file in accordance with SEC rules. Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement will be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is deemed incorporated by reference in this Registration Statement modifies or supersedes that statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the Delaware General Corporation Law, the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws contain provisions relating to the limitation of liability and indemnification of directors and officers. The amended and restated certificate of incorporation provides that the Registrant’s directors will not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability:

•
for any breach of the director’s duty of loyalty to the Registrant or its stockholders;
•
or acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•
in respect of unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•
for any transaction from which the director derives any improper personal benefit.

The Registrant’s amended and restated certificate of incorporation also provides that if Delaware law is amended after the approval by the Registrant’s stockholders of the certificate of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors will be eliminated or limited to the fullest extent permitted by Delaware law.

The Registrant’s amended and restated bylaws provide that the Registrant will indemnify its directors and officers to the fullest extent permitted by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on the Registrant’s behalf. The Registrant’s amended and restated bylaws provide that the Registrant shall advance the expenses incurred by a director or officer in advance of the final disposition of an action or proceeding, and permit the Registrant to secure insurance on behalf of any director, officer, employee, or other enterprise agent for any liability arising out of his or her action in that capacity, whether or not Delaware law would otherwise permit indemnification.

The Registrant entered into indemnification agreements with each of its directors and executive officers and certain other key employees. The form of agreement provides that the Registrant will indemnify each of its directors, executive officers and such other key employees against any and all expenses incurred by that director, executive officer, or other key employee because of his or her status as one of the Registrant’s directors, executive officers, or other key employees, to the fullest extent permitted by Delaware law, the Registrant’s restated certificate of incorporation and its amended and restated bylaws. In addition, the form agreement provides that, to the fullest extent permitted by Delaware law, the Registrant will advance all expenses incurred by its directors, executive officers and other key employees in connection with a legal proceeding.

The Registrant currently carries and intends to continue to carry liability insurance for its directors and officers.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

The following exhibits are incorporated herein by reference.

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Specimen Class A common stock certificate of the Registrant.	S-1/A	333-250531	4.1	12/7/2020
4.2	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-39775	3.1	12/18/2020
4.3	Amended and Restated Bylaws of the Registrant.	8-K	001-39775	3.2	12/18/2020
4.4	Certificate of Retirement of the Class B Common Stock.	10-Q	001-39775	3.1	11/9/2022
5.1	Opinion and Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.					X
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.					X
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.					X
23.3	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (contained in Exhibit 5.1).					X
24.1	Power of Attorney (contained in the signature page hereto).					X
99.1	ContextLogic Inc. 2020 Equity Incentive Plan and forms of agreements thereunder.	S-8	333-251374	99.2	12/16/2020
99.2	ContextLogic Inc. 2020 Employee Stock Purchase Plan and forms of agreements thereunder.	S-8	333-251374	99.3	12/16/2020
107	Calculation of Filing Fee Tables					X

Item 9. Undertakings

A. The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act,

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement, and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses A(1)(i) and A(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant’s offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on this 27th day of February, 2023.

ContextLogic Inc.

/s/ Vivian Liu
Vivian Liu
Chief Financial Officer and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jun Yan, Vivian Liu, and Devang Shah, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jun Yan Jun Yan	Chief Executive Officer and Director (Principal Executive Officer)	February 27, 2023
/s/ Vivian Liu Vivian Liu	Chief Financial Officer and Chief Operating Officer (Principal Financial Officer)	February 27, 2023
/s/ Brett Just Brett Just	Chief Accounting Officer (Principal Accounting Officer)	February 27, 2023
/s/ Tanzeen Syed Tanzeen Syed	Chair of the Board	February 27, 2023
/s/ Julie Bradley Julie Bradley	Director	February 27, 2023
/s/ Lawrence Kutscher Lawrence Kutscher	Director	February 27, 2023
/s/ Stephanie Tilenius Stephanie Tilenius	Director	February 27, 2023
/s/ Hans Tung Hans Tung	Director	February 27, 2023